Exhibit 99.1

                         Abraxas Petroleum Corporation
           500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232
                 P.O. Box 701007, San Antonio, Texas 78270-1007
               Office: 210.490.4788 Exec/Acctg Fax: 210.490.8816

                                  NEWS RELEASE

                Abraxas Reports Second Quarter 2005 Results with
          23% Revenue and 9% Production Growth over First Quarter 2005

SAN ANTONIO (Aug. 10, 2005) - Abraxas Petroleum Corporation ("Abraxas") (AMEX:ABP) today reported financial and operating results for the quarter and six months ended June 30, 2005.

Production of 1.4 Bcfe for the quarter generated revenue of $9.6 million and net income of $305,000 or $0.01 per share from continuing operations. This compares to a net loss from continuing operations of $444,000 or $0.01 per share for the same quarter of 2004. Continuing operations represent financial and operating results from operations in the U.S. only as all of Grey Wolf Exploration Inc.'s ("Grey Wolf") historical performance and results from the sale of Grey Wolf shares owned by Abraxas in its initial public offering that closed on February 28, 2005, are treated as discontinued operations.

As a result of the elimination of our capital expenditure limitations, a significant item related to the second quarter of 2005 results included capital expenditures of $8.8 million compared to $1.3 million in the second quarter of 2004. These capital expenditures enabled sequential quarterly production to increase 9% and contributed to a 23% increase in revenue from first quarter of 2005 and should further contribute to additional increases in production during the third quarter.

"Increasing production through the quarter is attributable to the two Edwards horizontal wells that came on-line late in the quarter plus our continuing efforts to sustain and increase production on more mature fields through low-risk, low-cost re-completion programs. We expect production growth to continue through the 2nd half of 2005 as newly drilled or re-completed wells come on-line. Two wells are currently being completed in the Oates SW Field of West Texas, both of which have shown indications of commercial gas production during completion operations, and we expect to spud a well in Wyoming this week. Three significant events occurred subsequent to the end of the 2nd quarter that we expect to positively impact our results going forward - the third Edwards horizontal well came on-line, our strategic acquisition in West Texas and the closing of our $12 million private placement of equity. Combined with rising production and strong commodity prices, these events should allow us to accelerate our capital development program for the remainder of 2005 and into 2006, provided we do not experience significant delays in procuring equipment or crews," commented Bob Watson, Abraxas' President and CEO.

A general increase in field operating costs experienced by the entire industry together with increased general and administrative costs ("G&A"), primarily associated with Sarbanes-Oxley related expenses, have impacted Abraxas' actual per unit costs. Based on these factors, our adjusted guidance for 2005 direct lifting costs and G&A is as follows (direct lifting costs do not include production taxes that are approximately 10% of revenue):

                       Direct Lifting Costs $1.10 per Mcfe
                       G&A                  $0.75 per Mcfe

As a result of the recent private placement of equity, Abraxas' capital expenditure budget for 2005 is under review and an expanded budget will be presented to the board of directors next month for approval.

Abraxas invites your participation in a conference call on Thursday, August 11th, at 10:00 a.m. CT to discuss the contents of this release and respond to questions. Please call 1.800.946.0782 between 9:50 a.m. and 10:00 a.m. CT, confirmation code 7301461, if you would like to participate in the call. There will be a replay of the conference call available by calling 1.888.203.1112, confirmation code 7301461, beginning approximately 1:00 p.m. CT, August 11th, through midnight CT, August 17th.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploitation and production company with operations in Texas and Wyoming.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas' actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas' future crude oil and natural gas production is highly dependent upon Abraxas' level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas' control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas' filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Director of Corporate Development
Direct Telephone 210.757.9835
Main Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

                          ABRAXAS PETROLEUM CORPORATION
                               QUARTER-END RESULTS
                                   (UNAUDITED)

                                                           Three Months Ended                   Six Months Ended
(In thousands except per share data)                            June 30,                            June 30,
                                                   -----------------------------------    ------------------------------
                                                        2005                2004              2005             2004
                                                   ----------------    ---------------    ---------------  -------------

Financial Results:
-----------------------------------------------
Revenues                                                    $9,627             $8,504           $17,449         $16,464
EBITDA (a)                                                   5,841              4,350            10,221           8,828
Cash Flow (Before Working Capital Changes) (a)               2,460              2,593             3,717           4,251
Net Income (Loss) from continuing operations                   305              (444)           (1,209)         (6,199)
Income (Loss) Per Share from continuing
   operations - Basic                                        $0.01            $(0.01)           $(0.03)         $(0.17)
Weighted Average Shares Outstanding                           37.8               36.2              37.2            36.1

Production Per Day:
-----------------------------------------------
Crude Oil (Bbl/d)                                              535                609               555             614
NGL (Bbl/d)                                                      -                 25                 -              25
Natural Gas (Mcf/d)                                         12,024             12,443            11,388          12,631
Mcfe/d                                                      15,234             16,242            14,716          16,463

Realized Prices (net of hedge impact):
-----------------------------------------------
Crude Oil ($/Bbl)                                           $49.43             $37.29            $48.25          $35.72
NGL ($/Bbl)                                                      -              23.19                 -           23.37
Natural Gas ($/Mcf) (b)                                       6.33               5.52              5.83            5.25
Price per Mcfe                                                6.73               5.67              6.33            5.39

Expenses:
-----------------------------------------------
Lease Operating ($/Mcfe)                                     $1.82              $1.57             $1.80           $1.54
General & Administrative ($/Mcfe)                             0.79               1.16              0.77            0.92
Cash Interest ($/Mcfe)                                        2.44               0.78              2.44            1.00
Total Interest ($/Mcfe)                                       2.44               2.83              2.44            3.02
D/D/A ($/Mcfe)                                                1.31               1.23              1.32            1.22
-----------------------------------------------

     (a) See reconciliation of non-GAAP financial measures below
     (b) Includes deductions of $0.01 per Mcf in Q2 2005, $0.02 per Mcf in Q2 2004, $0.25 per Mcf in 1st half 2005 and $0.06 per Mcf in 1st half 2004 related to non-cash hedge accounting impact

     Note: The above quarterly results exclude impact from Grey Wolf Exploration Inc.


                               BALANCE SHEET DATA

       (In thousands)                                     June 30, 2005              December 31, 2004
                                                     -------------------------    ------------------------

       Cash                                                          $     -                    $   1,284
       Working Capital (Deficit) (c)                                   (5,137)                     (3,857)
       Plant/Property/Equipment, Net                                   92,002                      78,077
       Total Assets                                                   106,009                     152,685

       Long-Term Debt                                                 136,277                     126,425
       Shareholders Equity (Deficit)                                  (43,244)                    (53,464)
       Common Shares Outstanding (Millions)                              37.8                        36.5

     (c) Continuing operations only


                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

(In thousands except per share data)                         Three Months Ended                  Six Months Ended
                                                                  June 30,                           June 30,
                                                     ------------------------------------ --------------------------------
                                                            2005              2004              2005            2004
                                                     ------------------- ---------------- ----------------- --------------

Revenues:
   Oil and gas production revenues ................              $9,336           $8,373           $16,861        $16,156
   Rig revenues ...................................                 283              129               579            304
   Other  .........................................                   8                2                 9              4
                                                     ------------------- ---------------- ----------------- --------------
                                                                  9,627            8,504            17,449         16,464
Operating costs and expenses:
   Lease operating and production taxes ...........               2,522            2,319             4,800          4,607
   Depreciation, depletion, and amortization ......               1,817            1,819             3,515          3,658
   Rig operations .................................                 166              123               384            268
   General and administrative .....................               1,098            1,712             2,044          2,761
   Stock-based compensation........................                (326)          (2,316)              277            (253)
                                                     ------------------- ---------------- ----------------- --------------
                                                                  5,277            3,657            11,020         11,041
                                                     ------------------- ---------------- ----------------- --------------
Operating income ..................................               4,350            4,847             6,429          5,423

Other (income) expense:
   Interest income ................................                   -               (1)               (1)            (5)
   Interest expense ...............................               3,407            4,223             6,541          9,131
   Amortization of deferred financing fees ........                 403              467               854            912
   Financing costs ................................                   -              602                 -          1,573
   Other ..........................................                 235                -               244             11
                                                     ------------------- ---------------- -----------------  -------------
                                                                  4,045            5,291             7,638         11,622
                                                     ------------------- ---------------- ----------------- --------------
Earnings (loss) from continuing operations ........                 305             (444)           (1,209)        (6,199)

Net income from discontinued operations (net of
   $6,060 income tax expense in 2005)..............                (27)              816            10,704          1,014
                                                     ------------------- ---------------- ----------------- --------------
Net income (loss)...............................                   $278             $372            $9,495       $ (5,185)
                                                     =================== ================ ================= ==============

Basic earnings (loss) per common share:
   Net earnings (loss) from continuing
   operations...................................                  $0.01          $(0.01)           $(0.03)        $(0.17)
    Discontinued operations ....................                      -             0.02              0.29           0.03
                                                     ------------------- ---------------- ----------------- --------------
Net income (loss) per common share - basic .....                  $0.01           $ 0.01            $ 0.26        $(0.14)
                                                     =================== ================ ================= ==============

Diluted earnings (loss) per common share:
   Net earnings (loss) from continuing
   operations...................................                  $0.01          $(0.01)            $(0.03)       $(0.17)
    Discontinued operations ....................                     -             0.02               0.29          0.03
                                                     ------------------- ---------------- ----------------- --------------
Net income (loss) per common share  - diluted...                  $0.01          $ 0.01             $ 0.26        $(0.14)
                                                     =================== ================ ================= ==============

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES


To fully assess Abraxas' operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As cash flow and EBITDA exclude some, but not all, items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure most similar to cash flow and EBITDA.


Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses, cash gains (losses) on the settlement of non-hedge derivatives and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income (loss) for the periods presented.

(In thousands)                                    Three Months Ended                  Six Months Ended
                                                       June 30,                           June 30,
                                           ----------------------------------    ----------------------------
                                                2005               2004              2005            2004
                                           ----------------    --------------    -------------  -------------

Operating income (loss)                             $4,350            $4,847           $6,429         $5,423
Depletion, depreciation and amortization             1,817             1,819            3,515          3,658
Non-cash stock based compensation
     expense (benefit)                                (326)           (2,316)             277           (253)
Financing costs                                          -              (602)               -         (1,573)
Cash portion of other expense                            -                 -              (9)              -
Cash interest                                       (3,381)           (1,155)         (6,495)         (3,004)
-------------------------------------------------------------------------------------------------------------
Cash Flow                                           $2,460            $2,593           $3,717         $4,251
-------------------------------------------------------------------------------------------------------------


EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income (loss) for the periods presented - see consolidated statements of operations for a reconciliation of net income (loss) to operating income (loss).


(In thousands)                                    Three Months Ended                  Six Months Ended
                                                       June 30,                           June 30,
                                           ----------------------------------    ----------------------------
                                                 2005               2004             2005            2004
                                           -----------------    -------------    -------------   ------------

Operating income (loss)                              $4,350           $4,847           $6,429         $5,423
Depletion, depreciation and amortization              1,817            1,819            3,515          3,658
Non-cash stock based compensation
     expense (benefit)                                 (326)          (2,316)             277           (253)
-------------------------------------------------------------------------------------------------------------
EBITDA                                               $5,841           $4,350          $10,221         $8,828
-------------------------------------------------------------------------------------------------------------


     Note:  The above cash flow and EBITDA reconciliations exclude impact from Grey Wolf Exploration Inc.
